                                                                     EXHIBIT 4.2

                      VIRGINIA ELECTRIC AND POWER COMPANY

                                      TO

                           THE CHASE MANHATTAN BANK


                                    Trustee


                           -------------------------


                         Second Supplemental Indenture

                           Dated as of June 1, 1999


                           -------------------------


                                 $150,000,000

                       1999 Series A 6.70% Senior Notes

                               due June 30, 2009

                              TABLE OF CONTENTS/1/


                                   ARTICLE 1
                       1999 SERIES A 6.70% SENIOR NOTES

                                                                           Page
                                                                           ----

     SECTION 101.    Establishment..........................................  1
     SECTION 102.    Definitions                      ......................  2
     SECTION 103.    Payment of Principal and Interest......................  3
     SECTION 104.    Denominations..........................................  4
     SECTION 105.    Global Securities......................................  4
     SECTION 106.    Redemption.............................................  5
     SECTION 107.    Additional Interest....................................  5
     SECTION 108.    Listing of Series A Notes..............................  6
     SECTION 109.    Paying Agent...........................................  6

                                   ARTICLE 2
                          SPECIAL INSURANCE PROVISIONS

     SECTION 201.    Insurer as Third Party Beneficiary.....................  6
     SECTION 202.    Notices and Information................................  6
     SECTION 203.    Concerning the Special Insurance Provisions............  7
     SECTION 204.    Amendments.............................................  7
     SECTION 205.    Defeasance.............................................  7
     SECTION 206.    Insurer's Rights to Notice; Subrogation................  7
     SECTION 207.    Insurer's Rights Concerning the Trustee................  9
     SECTION 208.    Insurer's Right to Accelerate, etc.....................  9

                                   ARTICLE 3
                            MISCELLANEOUS PROVISIONS

     SECTION 301.    Recitals by Corporation................................  9
     SECTION 302.    Ratification and Incorporation of Original Indenture...  9
     SECTION 303.    Executed in Counterparts............................... 10
     SECTION 304.    Assignment............................................. 10

----------------------------
     /1/This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

     THIS SECOND SUPPLEMENTAL INDENTURE is made as of the first day of June, 1999, by and between VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia corporation, having its principal office at 701 East Cary Street, Richmond, Virginia 23219-3932 (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee (herein called the "Trustee").

                             W I T N E S S E T H:

     WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of June 1, 1998, (the "Original Indenture") with The Chase Manhattan Bank;

     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by a First Supplemental Indenture dated as of June 1, 1998 and this Second Supplemental Indenture, is herein called the "Indenture";

     WHEREAS, under the Original Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

     WHEREAS, the Company proposes to create under the Indenture a series of Securities;

     WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE 1
                       1999 SERIES A 6.70% SENIOR NOTES

     SECTION 101.   Establishment.  There is hereby established a new series of
                    -------------
Securities to be issued under the Indenture, to be designated as the Company's 1999 Series A 6.70% Senior Notes, due June 30, 2009 (the "Series A Notes").

     There are to be authenticated and delivered $150,000,000 principal amount of Series A Notes, and no further Series A Notes shall be authenticated and delivered except as provided by

Sections 304, 305, 306, 906 or 1106 of the Original Indenture. The Series A Notes shall be issued in definitive fully registered form without coupons.

     The Series A Notes shall be in substantially the form set out in Exhibit A
                                                                      ---------
hereto. The entire principal amount of the Series A Notes shall initially be evidenced by one certificate issued to Cede & Co.

     The form of the Trustee's Certificate of Authentication for the Series A Notes shall be in substantially the form set forth in Exhibit B hereto.
                                                      ---------

     Each Series A Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

     SECTION 102.  Definitions.  The following defined terms used herein shall,
                   -----------
unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

     "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

     "Insurance Trustee" means United States Trust Company of New York, or any successor thereto, as the Insurance Trustee under the Policy.

     "Insurer" means Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation.

     "Interest Payment Dates" means March 31, June 30, September 30 and December 31 of each year.

     "Original Issue Date" means June 10, 1999.

     "Outstanding", when used with respect to the Series A Notes, means, as of the date of determination, all Series A Notes, theretofore authenticated and delivered under the Indenture, except:

          (i) Series A Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Series A Notes for whose payment or redemption the necessary amount of money or money's worth has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the

Company shall act as its own Paying Agent) for the Holders of such Series A Notes; provided that if such Series A Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Series A Notes as to which Defeasance has been effected pursuant to Section 1302 of the Original Indenture; and

          (iv) Series A Notes that have been paid pursuant to Section 306 or in exchange for or in lieu of which other Series A Notes have been authenticated and delivered pursuant to the Indenture, other than any such Series A Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Series A Notes are held by a bona fide purchaser in whose hands such Series A Notes are valid obligations of the Company; provided, however, that in determining, during any period in which any Series A Notes are owned by any Person other than the Company or any Affiliate thereof, whether the Holders of the requisite principal amount of Outstanding Series A Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Series A Notes owned, whether of record or beneficially, by the Company or any Affiliate thereof shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon such request, demand, authorization, direction, notice, consent, waiver or other action, only Series A Notes that the Trustee knows to be so owned by the Company or an Affiliate of the Company in the above circumstances shall be so disregarded. Series A Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Series A Notes and that the pledgee is not the Company or any Affiliate of the Company.

     "Policy" means the financial guaranty insurance policy issued by the Insurer with respect to regularly scheduled payments due for principal of and interest on the Series A Notes as provided in such policy.

     "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date.

     "Stated Maturity" means June 30, 2009.

     SECTION 103.  Payment of Principal and Interest. The principal of the
                   ---------------------------------
Series A Notes shall be due at the Stated Maturity (subject to earlier redemption). The unpaid principal amount of the Series A Notes shall bear interest at the rate of 6.70% per annum until paid or duly provided for, such interest to accrue from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Series A Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such

Regular Record Date and may either be paid to the Person or Persons in whose name the Series A Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (Special Record Date), notice whereof shall be given to Holders of the Series A Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series A Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

     Payments of interest on the Series A Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series A Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

     Payment of the principal and interest on the Series A Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity or at earlier redemption of any Series A Notes being made upon surrender of such Series A Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto. In the event that any date on which principal and interest is payable on the Series A Notes is not a Business Day, then payment of the principal and interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

     SECTION 104.  Denominations.  The Series A Notes may be issued in
                   -------------
denominations of $25, or any integral multiple thereof.

     SECTION 105.  Global Securities.  The Series A Notes will be issued
                   -----------------
initially in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series A Notes represented by such Global Security or Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series A Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

     Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series A Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee or except as described below. The rights of Holders of such Global Security shall be exercised only through the Depositary.

     A Global Security shall be exchangeable for Series A Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, or (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Notes registered in such names as the Depositary shall direct.

     SECTION 106.  Redemption.  The Series A Notes shall be subject to
                   ----------
redemption at the option of the Company, in whole or in part, without premium or penalty, at any time or from time to time on or after June 30, 2002, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest to the Redemption Date. The election of the Company to redeem, in whole or in part, the Series A Notes shall be evidenced by an Officers' Certificate.

     In the event of redemption of the Series A Notes in part only, a new Series A Note or Notes for the unredeemed portion shall be issued in the name or names of the Holders thereof upon the surrender thereof.

     The Series A Notes shall not have a sinking fund.

     Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

     Any redemption of less than all of the Series A Notes shall, with respect to the principal thereof, be divisible by $25.

     SECTION 107.  Additional Interest.  Any principal of and installment of
                   -------------------
interest on the Series A Notes that is overdue shall bear interest at the rate of 6.70% (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

     SECTION 108.  Listing of Series A Notes. The Company shall use its best
                   -------------------------
efforts to list the Series A Notes on the New York Stock Exchange or any other exchange on which the Company's securities are listed. The Company shall notify the Trustee if and when the Series A Notes become admitted to trading on the New York Stock Exchange or any other national securities exchange.

     SECTION 109.   Paying Agent.  The Trustee shall initially serve as Paying
                    ------------
Agent with respect to the Series A Notes, with the Place of Payment initially being the Corporate Trust Office of the Trustee.



                                   ARTICLE 2
                         SPECIAL INSURANCE PROVISIONS


     SECTION 201.   Insurer as Third Party Beneficiary.  To the extent that the
                    ----------------------------------
Indenture confers upon or gives or grants to the Insurer any right, remedy or claim, the Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy or claim conferred, given or granted hereunder.

     SECTION 202.   Notices and Information.
                    -----------------------

     (a)  The Company shall furnish to the Insurer:

          (i) any notice that is required to be given to a Holder of the Series A Notes or to the Trustee pursuant to the Indenture; and

          (ii) as soon as practicable after the filing thereof, a copy of any financial statement of the Company and a copy of any audit and annual report of the Company; a copy of any notice to be given to the registered owners of the Series A Notes including, without limitation, notice of any redemption of or defeasance of the Series A Notes; and such additional information it may reasonably request.

     (b) The Company will permit the Insurer to have access to and make copies of all books and records relating to the Series A Notes at any reasonable time.

     (c) Notwithstanding any other provision of the Indenture, the Company shall immediately notify the Insurer if at any time after such amounts are due to be paid to the Trustee or Paying Agent there are insufficient moneys to make any payments of principal and/or interest as required and the Trustee and the Company shall notify the Insurer promptly upon the occurrence of any Event of Default hereunder.

     All notices and information required to be given to the Insurer shall be in writing and shall be sent by overnight delivery to Ambac Assurance Corporation, One State Street Plaza, New York, NY 10004, Attention: Utilities Department.

     SECTION 203    Concerning the Special Insurance Provisions.  The provisions
                    -------------------------------------------
of this Article 2 shall apply notwithstanding anything in the Indenture to the contrary (except as provided in Section 208), but only so long as the Policy shall be in full force and effect and the Insurer is not in default thereunder.

     SECTION 204.   Amendments.  Any provision of the Indenture expressly
                    ----------
recognizing or granting rights in or to the Insurer may not be amended in any manner which affects the rights of the Insurer hereunder without the prior written consent of the Insurer.

     SECTION 205.   Defeasance.  Notwithstanding anything herein to the
                    ----------
contrary, in the event that the principal and/or interest due on the Series A Notes shall be paid by the Insurer pursuant to the Policy, the Series A Notes shall remain Outstanding for all purposes, not be defeased or otherwise satisfied and not be considered paid by the Company, and the assignment and pledge of moneys held in trust by the Trustee (other than moneys subject to the Trustee's lien provided by Section 607 of the Original Indenture) and all covenants, agreements and other obligations of the Company to the registered owners shall continue to exist and shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such registered owners.

     SECTION 206.   Insurer's Rights to Notice; Subrogation.  As long as the
                    ---------------------------------------
Policy shall be in full force and effect, the Company, the Trustee and any Paying Agent agree to comply with the following provisions:

     (a)  (i)    If the Trustee or Paying Agent determines that there will be insufficient funds to pay the principal of or interest on the Series A Notes on an Interest Payment Date, the Trustee or Paying Agent shall so notify the Insurer within one Business Day after such determination. Such notice shall specify the amount of the anticipated deficiency, the Series A Notes to which such deficiency is applicable and whether such Series A Notes will be deficient as to principal or interest, or both. The Insurer will make payments of principal or interest due on the Series A Notes on or before the first Business Day next following the date on which the Insurer shall have received notice of non-payment from the Trustee or Paying Agent.

          (ii) If the Trustee or Paying Agent receives notice that any payment of principal of or interest on Series A Notes which has become Due for Payment (as defined in the Policy) and which is made to a Holder of Series A Notes by or on behalf of the Company has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee or Paying Agent, as the case may be, shall notify the Insurer of such event within one Business Day after receiving notice thereof.

     (b) The Trustee or Paying Agent shall, after giving notice to the Insurer as provided in (a) above, make available to the Insurer and, at the Insurer's direction, to the Insurance Trustee, the registration books of the Company maintained by the Trustee or Paying Agent and all records relating to the Series A Notes maintained under the Indenture.

     (c) After giving the foregoing notice, the Trustee or Paying Agent shall provide the Insurer and the Insurance Trustee with a list of registered owners of Series A Notes entitled to receive principal or interest payments from the Insurer under the terms of the Policy, and shall make arrangements with the Insurance Trustee (i) to mail checks or pay by wire transfer to the registered owners of Series A Notes entitled to receive full or partial interest payments from the Insurer and (ii) to pay principal upon Series A Notes surrendered to the Insurance Trustee by the registered owners of Series A Notes entitled to receive full or partial principal payments from the Insurer.

     (d) The Trustee or Paying Agent shall, at the time it provides notice to the Insurer pursuant to (a)(i) above, notify registered owners of Series A Notes entitled to receive the payment of principal or interest thereon from the Insurer (i) as to the fact of such entitlement, (ii) that the Insurer will remit to them all or a part of the interest payments next coming due upon proof of any Holder's entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right to payment, (iii) that should they be entitled to receive full payment of principal from the Insurer, they must surrender their Series A Notes (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of Series A Notes to be registered in the name of the Insurer) for payment to the Insurance Trustee, and not the Trustee or Paying Agent and (iv) that should they be entitled to receive partial payment of principal from the Insurer, they must surrender their Series A Notes for payment thereon first to the Trustee or Paying Agent, which shall note on such Series A Notes the portion of the principal paid by the Company through the Trustee or Paying Agent and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

     (e) In the event that the Trustee or Paying Agent has notice that any payment of principal of or interest on Series A Notes which has become Due for Payment (as defined in the Policy) and which is made to a Holder of Series A Notes by or on behalf of the Company has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee or Paying Agent shall, at the time the Insurer is notified pursuant to (a)(ii) above, notify all registered owners that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payments from the Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee or Paying Agent shall furnish to the Insurer its records evidencing the payments of principal of and interest on the Series A Notes which have been made by the Trustee or Paying Agent and subsequently recovered from registered owners and the dates on which such payments were made.

     (f) In addition to those rights granted the Insurer under the Indenture, the Insurer shall, to the extent it makes payment of principal of or interest on the Series A Notes, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee or Paying Agent shall note the Insurer's rights as subrogee on the registration books of the Company maintained by the Trustee or Paying Agent upon receipt from the Insurer of proof of the payment of interest thereon to the registered owners of the Series A Notes, and (ii) in the case of subrogation as to claims for past due principal, the Trustee or Paying Agent shall note the Insurer's rights as subrogee on the registration books of the Company maintained by the Trustee or Paying Agent upon surrender of the Series A Notes by the registered owners thereof together with proof from the Insurer of the payment of principal thereof.

     SECTION 207.   Insurer's Rights Concerning the Trustee.
                    ---------------------------------------

     (a) The Insurer shall receive prompt written notice from the Company of any Trustee or Paying Agent resignation.

     (b) Notwithstanding any other provision of the Indenture, in determining whether the rights of the Holders of Series A Notes will be adversely affected in any material respect by any action taken pursuant to the terms and provisions of the Indenture, the Trustee or Paying Agent shall consider the effect on the Holders of Series A Notes as if there were no Policy.

     SECTION 208.   Insurer's Right to Accelerate, etc.  Subject to Section 107
                    ----------------------------------
of the Original Indenture and to the Trust Indenture Act, including without limitation, Section 316(a)(1) thereof, upon the occurrence and continuance of an Event of Default, so long as the Policy shall be in full force and effect and the Insurer is not in default under the terms of the Policy, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders of Series A Notes.


                                   ARTICLE 3
                           MISCELLANEOUS PROVISIONS

     SECTION 301.   Recitals by Company.  The recitals in this Second
                    -------------------
Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Series A Notes and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

     SECTION 302.   Ratification and Incorporation of Original Indenture.  As
                    ----------------------------------------------------
supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the

Original Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 303.   Executed in Counterparts.  This Supplemental Indenture may
                    ------------------------
be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     SECTION 304.  Assignment.  The Company shall have the right at all times
                   ----------
to assign any of its rights or obligations under this Indenture with respect to the Series A Notes to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company shall remain primarily liable for the performance of all such obligations. The Indenture may also be assigned by the Company in connection with a transaction described in Article Eight of the Original Indenture.

     IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.



                         VIRGINIA ELECTRIC AND POWER COMPANY



                         By:_______________________________________

                         Name:____________________________________

                         Title:_____________________________________

(SEAL)
Attest:


_______________________________
[Assistant] Corporate Secretary

                         THE CHASE MANHATTAN BANK, as Trustee



                         By:_______________________________________

                         Name:____________________________________

                         Title:_____________________________________
                                                            (SEAL)
Attest:

_______________________________
Trust Officer

State of ____________
City/County of _________________ss.:

          On the ____ day of June, 1999, before me personally came _______________________ to me known, who, being by me duly sworn, did depose and say that (s)he is ________________________ of Virginia Electric and Power Company, one of the corporations described in and which executed the foregoing instrument; that (s)he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that (s)he signed his/her name thereto by like authority.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ____day of June, 1999.


(Notarial Seal)                         ________________
                                        Notary Public

My commission expires:_______________.



State of New York
City/County of New York  ss.:

          On the ____ day of June, 1999, before me personally came ___________________ to me known, who, being by me duly sworn, did depose and say that (s)he is _________________________ of The Chase Manhattan Bank, one of the corporations described in and which executed the foregoing instrument; that
(s)he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that (s)he signed his/her name thereto by like authority.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ____day of June, 1999.


(Notarial Seal)                         ________________
                                        Notary Public

     My commission expires:_______________.

                                   EXHIBIT A

                                    FORM OF
                       1999 SERIES A 6.70% SENIOR NOTE,
                               DUE JUNE 30, 2009


     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.,] HAS AN INTEREST HEREIN.]**

     [THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]**


                          ---------------------------

                      VIRGINIA ELECTRIC AND POWER COMPANY

                          ---------------------------

                                $_____________
                       1999 SERIES A 6.70% SENIOR NOTE,
                               DUE JUNE 30, 2009

No. ___                                                          CUSIP No.  ____


          Virginia Electric and Power Company, a corporation duly organized and existing under the laws of Virginia (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to

_______________
     ** Insert in Global Securities.

[Cede & Co.]**, or registered assigns (the "Holder"), the principal sum of __________________ Dollars ($______________) on June 30, 2009, and to pay
interest thereon from June, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on March 31, June 30, September 30 and December 31 in each year, commencing June 30, 1999, at the rate of 6.70% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, that is overdue shall bear interest at the rate of 6.70% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

          Financial Guaranty Insurance Policy No. _______________ (the "Policy") with respect to payments due for principal of and interest on this Security has been issued by Ambac Assurance Corporation (the "Insurer"). The Policy has been delivered to United States Trust Company of New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from the Insurer or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this Security acknowledges and consents to the subrogation rights of the Insurer as more fully set forth in the Policy.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                              Virginia Electric and Power Company


                              By_______________________________________

Attest:

______________________________


                             [REVERSE OF SECURITY]

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Senior Indenture, dated as of June 1, 1998, as supplemented by the First Supplemental Indenture dated as of June 1, 1998 and the Second Supplemental Indenture dated as of June 1, 1999 (as amended or supplemented from time to time, herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to $150,000,000.

          The Securities of this series are subject to redemption upon not less than 30 days notice by mail, at any time on or after June 30, 2002, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

          In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed or provided for herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof.
As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Security or Securities to be exchanged at the office or agency of the Company.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM --               as tenants in common

TEN ENT --               as tenants by the entireties

JT TEN --                as joint tenants with rights of survivorship and not as
                         tenants in common

UNIF GIFT MIN ACT --     ________________________Custodian for
                         (Cust)

                         ____________________________
                         (Minor)

                         Under Uniform Gifts to Minors Act of

                         _____________________________
                         (State)

Additional abbreviations may also be used though not on the above list.
_______________________________


     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s)unto ____________________ (please insert Social Security or other identifying number of assignee).

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
agent to transfer said Security on the books of the Company, with full power of
                                                    -------
substitution in the premises.

Dated: __________________ __, ____

                -----------------------------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                   EXHIBIT B
                         CERTIFICATE OF AUTHENTICATION


          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                    THE CHASE MANHATTAN BANK,
                                    as Trustee


                                    By: _____________________
                                        Authorized Officer